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                                                                    EXHIBIT 4.35

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                               MAXXAM GROUP INC.


           $126,720,000 12 1/4% Senior Secured Discount Notes due 2003

               $100,000,000 11 1/4% Senior Secured Notes due 2003





                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of December 17, 1996

                                       to

                                   INDENTURE

                           Dated as of August 4, 1993

                       -------------------------------

                          Fleet National Bank, Trustee

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              FIRST SUPPLEMENTAL INDENTURE, dated as of December 17, 1996, between MAXXAM Group Inc., a Delaware corporation (the "Company"), and Fleet National Bank, a national banking association, as Trustee (the "Trustee").

              WHEREAS, the Company and Shawmut Bank, N.A., as trustee, executed an Indenture, dated as of August 4, 1993 (the "Indenture"), in respect of $126,720,000 aggregate principal amount of 12 1/4% Senior Secured Discount Notes due 2003 and $100,000,000 aggregate principal amount of 11 1/4% Senior Secured Notes due 2003;

              WHEREAS, the Trustee is the successor to Shawmut Bank, N.A., as trustee under the Indenture;

              WHEREAS, the Indenture was also executed by MAXXAM Inc., a Delaware corporation ("MAXXAM"), and by MAXXAM Properties Inc., a Delaware corporation, to confirm their respective agreements set forth in Article 10 of the Indenture;

              WHEREAS, for all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture;

              WHEREAS, Section 9.02 of the Indenture permits the Company and the Trustee, with the written consent of the Holders of at least 66 2/3% of the aggregate Accreted Value of Securities then outstanding, to amend, supplement or otherwise modify the Indenture or the Securities as hereinafter provided;

              WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

              NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:





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                                   ARTICLE I

                                   AMENDMENTS

              The Indenture is hereby amended as follows:

              1. Article 10 of the Indenture is hereby amended by adding thereto a new Section 10.14 reading in its entirety as follows:

              "SECTION 10.14. TRANSFERS OF PLEDGED KAISER SHARES. (a) Notwithstanding any other provision of this Indenture, MAXXAM may on one occasion only transfer all (but not less than all) of the Pledged Kaiser Shares to MGHI, and MGHI may on one occasion only transfer to MAXXAM the Pledged Kaiser Shares then subject to the Lien of this Indenture, if:

              (i) such transfer is expressly made subject to the Lien of this Indenture;

              (ii) MAXXAM or MGHI, as the case may be, shall have granted a security interest (of like tenor to the security interest granted on the Issue Date pursuant to Section 10.01(c)) in such Pledged Kaiser Shares (which security interest shall, for purposes of this Indenture, be deemed to have been granted pursuant to each of Section 10.01(c) and this Section 10.14) and shall have expressly assumed, by supplemental indenture hereto, executed and delivered to the Trustee, in form stated in an Opinion of Counsel to be sufficient to effectuate such grant and assumption, all the obligations with respect to such Pledged Kaiser Shares applicable to MAXXAM or MGHI, as the case may be, under this
       Article 10;

              (iii) no Default exists or would exist immediately following such transfer after giving effect thereto;

              (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that clause
       (iii) above is satisfied and that all requirements of this Section 10.14 and, to the extent applicable, the TIA have been satisfied;

              (v) such transfer is effected concurrently with the consummation of a financing transaction by MGHI (the "Potential Offering");

              (vi) the obligations of MGHI with respect to any securities issued in the Potential Offering are guaranteed by MAXXAM; and





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              (vii)  no such securities are secured by any Pledged Kaiser
       Shares at any time when such Pledged Kaiser Shares constitute Collateral under this Indenture;

provided, however, that the conditions set forth in clauses (v) and (vi) above shall not be applicable in the case of a transfer to MAXXAM pursuant to this
Section 10.14. In the case of a transfer to MGHI pursuant to this Section 10.14, the supplemental indenture referred to in clause (ii) above shall be in substantially the form of Exhibit D to this Indenture, with such changes, if any, therein as do not adversely affect the rights of any Securityholder. In the case of a transfer to MAXXAM pursuant to this Section 10.14, the supplemental indenture referred to in clause (ii) above shall be in substantially the form of Exhibit D to this Indenture, with such changes therein as shall be necessary or appropriate to reflect that the transfer is being made to MAXXAM and such other changes therein (including any change in the number of shares of Pledged Kaiser Shares then included in the Collateral) as do not adversely affect the rights of any Securityholder.

              (b) Notwithstanding any other provision of this Indenture, or any supplemental indenture hereto, the Trustee shall not have a security interest in any consideration received by MAXXAM or MGHI in connection with any transfer of Pledged Kaiser Shares pursuant to this Section 10.14 and no such consideration shall be deemed to be proceeds of Collateral, or Collateral, for purposes of this Indenture.

              (c) Upon satisfaction of the requirements of this Section 10.14, the Trustee may, if so requested, surrender the certificates for the Pledged Kaiser Shares then held by it against delivery to it in the State of New York of a new certificate or certificates for the Pledged Kaiser Shares, registered in the name of MAXXAM or MGHI, as the case may be, accompanied by duly executed and undated instruments of transfer or assignment in blank (with signatures appropriately guaranteed)."

              2. The definition of the term "MAXXAM" is hereby amended by deleting the period at the end thereof and substituting the following therefor:

       ; provided, however, that, in the event of a transfer of Pledged Kaiser Shares pursuant to the provisions of Section 10.14, the term "MAXXAM", wherever such term is used in the definition of Net Proceeds or in
       Article 10 (other than in clause (v) of Section 10.12(c) or in Section 10.14), shall mean the transferee of such Pledged Kaiser Shares, and any successor corporation of such transferee, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise.





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              3.  The definition of "Pledged Share Sale" is hereby amended by deleting the word "or" at the end of clause (ii) thereof, substituting for such word a comma, deleting the period at the end of clause (iii) thereof and substituting for such period the following:

                     or (iv) a transfer of Pledged Kaiser Shares pursuant to and in accordance with Section 10.14, in which the transferee becomes a Pledgor with respect to such Pledged Kaiser Shares pursuant to Section 10.14.

              4. The definition of "Pledgor" is hereby amended by deleting the word "or" immediately following "10.02(e)," substituting a comma for such word and inserting the words "or 10.14" immediately following "10.13".

              5. The following definition is hereby inserted in Section 1.01 of the Indenture in the appropriate alphabetical order:

                            "MGHI" means MAXXAM Group Holdings Inc., a Delaware
                     corporation, and any successor corporation, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise. So long as MGHI is an owner of Pledged Kaiser Shares, MGHI shall be a Subsidiary of MAXXAM Inc. organized under the laws of any State of the United States.

              6. Section 9.01(2) of the Indenture is hereby amended by deleting the word "or" immediately following "10.02(e)", substituting a comma for such word and inserting the words "or Section 10.14 to, in the case of
Section 10.14, allow execution and delivery of the supplemental indenture(s) referred to in Section 10.14(a)(ii)" immediately following "10.13".

              7. Annex A hereto is hereby included as Exhibit D to the Indenture.


                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

              Section 2.1. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.





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              Section 2.2.  Governing Law.  THE LAWS OF THE STATE OF NEW YORK
SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT THAT THE LAWS OF THE STATE OF MASSACHUSETTS SHALL GOVERN MATTERS CONCERNING THE VALIDITY AND PERFECTION OF SECURITY INTERESTS OF THE TRUSTEE IN FAVOR OF THE HOLDERS IN THE ACCOUNTS, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

              Section 2.3. Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

              Section 2.4. Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

              Section 2.5. Effectiveness and Operativeness. The provisions of this First Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of
Article 9 of the Indenture; provided, however, that the amendments provided for in Article I shall only become operative concurrently with the consummation of the Potential Offering (as such term is defined in Article I).

              Section 2.6.  Termination.  If the amendments provided for in
Article I have not become operative on or prior to December 31, 1996, such amendments shall be deemed to have been rescinded and this Supplemental Indenture shall be of no force or effect.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)





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                                   SIGNATURES

              IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.



Attest:                                   MAXXAM GROUP INC.


By: _________________________             By: _________________________
    Name:                                     Name:
    Title:                                    Title:


Attest:                                   FLEET NATIONAL BANK


By: _________________________             By: _________________________
    Name:                                     Name:
    Title:                                    Title:





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
                                           MAXXAM PROPERTIES INC. hereby
                                           consents to the execution and delivery
                                           of this Second Supplemental Indenture and
Attest:                                    confirms its agreements set forth in Article
                                           10 of the Indenture


By:________________________                By: ___________________________
    Name:                                      Name:
    Title:                                     Title:



                                           MAXXAM INC. hereby consents to
                                           the execution and delivery of this
Attest:                                    Second Supplemental Indenture



By:________________________                By: ___________________________
    Name:                                      Name:
    Title:                                     Title:





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